As of October 31, 2012

NEVADA GOLD & CASINOS, INC.

50 Briar Hollow Lane, Suite 500w

Houston, TX 77027

Attn: Jim Kohn, CFO

Fax No.: (713) 621-6919

NEVADA GOLD & CASINOS, INC.

50 Briar Hollow Lane, Suite 500w

Houston, TX 77027

Attn: Branko Milosevic, Associate General Counsel

Fax No.: (713) 296-5070

Re:	Amendment Number Four to Credit Agreement (this “Amendment”)

Ladies and Gentlemen:

Reference is made hereby to that certain Credit Agreement, dated as of October 7, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Nevada Gold & Casinos, Inc., a Nevada corporation (“Parent”), NG Washington, LLC, a Washington limited liability company (“NGWI”), NG Washington II, LLC, a Washington limited liability company (“NGWII”), and NG Washington III, LLC, a Washington limited liability company (“NGWIII” and together with NGWI and NGWII, are referred to hereinafter each individually as a “Borrower” and, individually and collectively, jointly and severally, as the “Borrowers”), the lenders party to the Credit Agreement as “Lenders” (each of such Lenders, together with their successors and permitted assigns, are referred to hereinafter as a “Lender”), and Wells Fargo Gaming Capital, LLC, a Delaware limited liability company, in its capacity as administrative agent for the Lenders and Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Subject to the terms and conditions contained herein, Borrowers, Agent and Lenders have agreed to make certain amendments to the Credit Agreement.

Effective as of the date hereof, Parent, Borrowers, Agent, and Lenders hereby agree to make the following amendments to the Credit Agreement:

1. Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating the definitions of “Adjusted EBITDA”, “Corporate Overhead”, “EBITDA”, “Fixed Charge Coverage Ratio”, “LIBOR Rate”, and “Senior Leverage Ratio” as follows:

“Adjusted EBITDA” means, with respect to any fiscal period, (a) EBITDA of Borrowers and NG South Dakota determined on a consolidated basis for such fiscal period minus (b) Corporate Overhead for such fiscal period.

“Corporate Overhead” means the total corporate overhead expense of Parent, as recorded in accordance with GAAP excluding (a) extraordinary, unusual, or non-recurring expenses or non-cash losses, (b) non-cash compensation expense (including deferred non-cash compensation expense), or other non-cash expenses or charges, arising from the sale or issuance of Equity Interests, the granting of stock options, and the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution, or change of any such Equity Interests, stock option, stock appreciation rights, or similar arrangements) minus the amount of any such expenses or charges when paid in cash to the extent not deducted in the computation of net earnings (or loss), and (c) non-cash losses on sales of fixed assets or write-downs of fixed or intangible assets of up to (i) $750,000 (in the aggregate for the foregoing clauses (a) through (c)) for the fiscal quarter ending January 31, 2013, and (ii) $500,000 (in the aggregate for the foregoing clauses (a) through (c)) for each fiscal quarter after the fiscal quarter ending January 31, 2013; provided, however, that, any transaction involving solely the Excluded Subsidiaries (and not any of the Loan Parties) shall not be subject to the limitations described in the clauses (i) and (ii) above.

“EBITDA” means, with respect to any fiscal period,

(a) Borrowers’ and NG South Dakota’s consolidated net earnings (or loss),

minus

(b) without duplication, the sum of the following amounts of Borrowers and NG South Dakota (on a consolidated basis) for such period to the extent included in determining consolidated net earnings (or loss) for such period:

(i) any extraordinary, unusual, or non-recurring gains,

(ii) interest income,

plus

(c) without duplication, the sum of the following amounts of Borrowers and NG South Dakota (on a consolidated basis) for such period to the extent included in determining consolidated net earnings (or loss) for such period:

(i) any extraordinary, unusual, or non-recurring expenses or non-cash losses,

(ii) interest expense,

(iii) tax expense based on income, profits or capital, including federal, foreign, state, franchise and similar taxes (and for the avoidance of doubt, specifically excluding any sales taxes or any other taxes held in trust for a Governmental Authority),

(iv) depreciation and amortization for such period, in each case, determined on a consolidated basis in accordance with GAAP,

(v) non-cash compensation expense (including deferred non-cash compensation expense), or other non-cash expenses or charges, arising from the sale or issuance of Equity Interests, the granting of stock options, and the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution, or change of any such Equity Interests, stock option, stock appreciation rights, or similar arrangements) minus the amount of any such expenses or charges when paid in cash to the extent not deducted in the computation of net earnings (or loss),

2

(vi) costs, fees, charges, or expenses incurred in connection with the transactions contemplated by the Agreement on or within one-hundred eighty (180) days of the Closing Date; provided that the amounts necessary to pay all of such costs, fees, charges, or expenses are actually funded on the Closing Date as reflected in the sources and uses delivered to Agent prior to the Closing Date that was accepted by Agent,

(vii) non-cash losses on sales of fixed assets or write-downs of fixed or intangible assets, and

(viii) management fees and expenses paid or accrued in accordance with Section 6.10(e) of the Agreement,

in each case, determined on a consolidated basis in accordance with GAAP.

For the purposes of calculating EBITDA for any fiscal period referred to in Section 7 of the Credit Agreement (a “Reference Period”), if at any time during such Reference Period (and after the Closing Date), a Borrower or NG South Dakota shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by Borrowers and Agent) or in such other manner acceptable to Agent as if any such Permitted Acquisition or adjustment occurred on the first day of such Reference Period.

“Fixed Charge Coverage Ratio” means, with respect to any fiscal period, the ratio of (a) TTM Adjusted EBITDA of Borrowers and NG South Dakota (determined on a consolidated basis) for the twelve (12) month period most recently ended as of the end of such fiscal period minus the sum of (i) Capital Expenditures of the Loan Parties made (to the extent not already incurred in a prior period) or incurred during such fiscal period, (ii) all federal, state, and local income taxes of Parent paid in cash during such fiscal period, and (iii) all Restricted Payments paid (whether in cash or other property, other than common Equity Interests) during such fiscal period to (b) Fixed Charges for such fiscal period.

“LIBOR Rate” means the greater of (a) 0.25 percent per annum, and (b) the rate per annum rate appearing on Macro*World’s (https://capitalmarkets.mworld.com; the “Service”) Page BBA LIBOR - USD (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) two (2) Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with the Agreement, which determination shall be conclusive in the absence of manifest error.

“Senior Leverage Ratio” means, as of any date of determination, the ratio of (a) the sum of the outstanding amount of the Term Loan as of such date plus the outstanding amount of any Indebtedness of NG South Dakota as of such date, to (b) TTM Adjusted EBITDA of Borrowers and NG South Dakota (determined on a consolidated basis) for the twelve (12) month period most recently ended as of such date.

3

2. Section 7.2 of the Credit Agreement is hereby amended by replacing the reference to “1.25” with “1.15”.

3. Section 7.5 of the Credit Agreement and Schedule 7.5 to the Credit Agreement are hereby deleted in their entirety.

4. Exhibit C-1 to the Credit Agreement is hereby amended by deleting item 5 from Schedule 4 thereof.

Each Borrower hereby acknowledges and agrees that as of October 31, 2012, the outstanding principal amount of the Term Loan is $10,000,000. For the avoidance of doubt, the foregoing does not include any interest that is accrued and unpaid. Effective on the date hereof, each Loan Party, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges Agent and Lender, each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom any Agent or Lender would be liable if such persons or entities were found to be liable to such Loan Party (each a “Releasee” and collectively, the “Releasees”), from any and all claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforseen, past or present, liquidated or unliquidated, suspected or unsuspected, which such Loan Party ever had from the beginning of the world to the date hereof, now has, or might hereafter claim to have had against any such Releasee which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents. As to each and every claim released hereunder, each of each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, each Loan Party also waives the benefit of each other similar provision of applicable federal or state law, if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Each Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

4

Each Loan Party, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any claim released, remised and discharged by such Person pursuant to the above release. Each of Loan Party further agrees that it shall not dispute the validity or enforceability of the Credit Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Agent’s Lien on any item of Collateral under the Credit Agreement or the other Loan Documents. If any Loan Party or any of its successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through them violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation.

Each Borrower hereby reconfirms its obligations pursuant to Section 2.5 of the Credit Agreement to pay and reimburse Agent for all costs and expenses (including, without limitation, reasonable documented fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith, in each case subject to the terms and conditions of the Credit Agreement.

The Credit Agreement, as amended hereby, and each of the other Loan Documents, as amended as of the date hereof, shall be and remain in full force and effect in accordance with their respective terms and hereby are restated, ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The amendments and modifications set forth herein are limited to those specified herein, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further or other matter under the Loan Documents and shall not be construed as an indication that any future amendment or modification of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any amendment or modification which may hereafter be requested by Borrower remains in the sole and absolute discretion of Agent and Lenders in accordance with Section 14.1 of the Credit Agreement.

Each Loan Party hereby represents and warrants that (a) the execution, delivery, and performance of this Amendment are within its limited liability company, corporate or similar powers, have been duly authorized by all necessary limited liability, corporate or other action of such Loan Party, and are not in contravention of any material provision of federal, state, or local law or regulation applicable to it, or any order, judgment or decree of any court or other Governmental Authority binding on it, or of the terms of its charter or bylaws, or of any material contract of such Loan Party (except as would not reasonably be expected to have a Material Adverse Effect), (b) after giving effect to this Amendment, as of the date hereof, no Default or Event of Default shall have occurred and be continuing, and (c) after giving effect to this Amendment, the representations and warranties in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

5

Each Loan party hereby (a) acknowledges and reaffirms its obligations owing to Agent and Lenders under each Loan Document to which it is a party, and (b) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect as modified hereby. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with the Guaranty and Security Agreement or any other Loan Document, to Agent, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof. All obligations owing by each Loan Party to Agent and Lenders are unconditionally owing by such Loan Party to Agent and Lenders, without offset, defense, withholding, counterclaim or deduction of any kind, nature or description whatsoever.

THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic image scan transmission (e.g., “PDF” or “tif” via email) shall be equally effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic image scan transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

Each of the undersigned Guarantors consent to the amendments to the Credit Agreement contained herein. Although the undersigned Guarantors have been informed of the matters set forth herein and have consented to same, each Guarantor understands that the Lender Group has no obligations to inform it of such matters in the future or to seek its acknowledgement or agreement to future consents or amendments, and nothing herein shall create such a duty.

This Amendment is a Loan Document.

[Signature pages to follow.]

6

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Very Truly Yours,

WELLS FARGO GAMING CAPITAL, LLC, a Delaware limited liability company, as Agent and a Lender

By:	/s/ Suzanne Fuller
Name:	Suzanne Fuller
Title:	Managing Director

Accepted, acknowledged, and agreed:

NEVADA GOLD & CASINOS, INC., a Nevada corporation

By:	/s/ Ernest E. East
Name:	Ernest E. East
Title:	President

NG WASHINGTON, LLC, a Washington limited liability company

By:	/s/ Ernest E. East
Name:	Ernest E. East
Title:	Manager

NG WASHINGTON II, LLC, a Washington limited liability company

By:	/s/ Ernest E. East
Name:	Ernest E. East
Title:	Manager

7

NG WASHINGTON III, LLC, a Washington limited liability company

By:	/s/ Ernest E. East
Name:	Ernest E. East
Title:	Manager

NG WASHINGTON II HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Ernest E. East
Name:	Ernest E. East
Title:	Manager

NG SOUTH DAKOTA, LLC, a South Dakota limited liability company

By:	/s/ Ernest E. East
Name:	Ernest E. East
Title:	Manager

NEVADA GOLD SPEEDWAY, LLC, a Nevada limited liability company

By:	/s/ Ernest E. East
Name:	Ernest E. East
Title:	Manager

A.G. TRUCANO, SON & GRANDSONS, INC., a South Dakota corporation

By:	/s/ Ernest E. East
Name:	Ernest E. East
Title:	President

8